EXHIBIT 99.1

Franchise Group, Inc. Announces Fiscal 2022 First Quarter Financial Results

· Reaffirms financial outlook for fiscal 2022
· Franchising momentum continues

DELAWARE, Ohio, May 05, 2022 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group,” “FRG” or the “Company”) today announced the financial results of its fiscal 2022 first quarter. For the first quarter of fiscal 2022, total reported revenue for Franchise Group was $1.1 billion, net income from continuing operations was $12.3 million or $0.25 per fully diluted share, Adjusted EBITDA was $112.3 million and Non-GAAP EPS was $1.29 per share. On March 26, 2022, total cash on hand was approximately $149.6 million and outstanding term debt was approximately $1.3 billion.

The outstanding term debt balance does not include repayments from the net proceeds received from the $94 million sale of the W.S. Badcock Corporation (“Badcock”) retail real estate portfolio which closed on March 31, 2022. FRG anticipates closing the previously announced $150 million sale of the Badcock distribution centers and the $18.5 million sale of the Badcock corporate headquarters by the end of its fiscal second quarter, as well as an additional sale of other Badcock real estate for approximately $5.6 million by the end of fiscal 2022. FRG intends to use the net cash proceeds from these real estate sales to repay the remaining $175 million of Badcock acquisition financing.

Brian Kahn, Franchise Group’s President and CEO stated, “I am proud of FRG’s overall performance in the first quarter. FRG’s diversification across various discretionary and non-discretionary products and services continued to serve us well.” Mr. Kahn continued, “I can’t stress enough how resilient and nimble our management teams have been while staying true to our brands’ ethos and value propositions. Their collective success is strengthening the foundation of FRG  as we seek to further diversify and scale through strategic internal and external investment opportunities.”

The Company has six reportable segments: American Freight; The Vitamin Shoppe; Pet Supplies Plus; Buddy’s; Sylvan; and Badcock. The following table summarizes Revenue, Adjusted EBITDA, and Net Income/(Loss) for each of these segments. Reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to their respective most comparable GAAP measures, are included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months Ended
	March 26, 2022
		Adjusted	Net
	Revenue	EBITDA	Income/(Loss)
	(In thousands)
American Freight	$241,416	$15,879	$(1,434)
Vitamin Shoppe	310,953	40,493	21,405
Pet Supplies Plus	301,214	24,221	8,125
Buddy's	15,585	5,235	2,564
Sylvan Learning	10,043	2,828	166
Badcock	256,259	26,111	(2,859)
Corporate	-	(2,429)	(15,650)
Total	$1,135,470	$112,338	$12,317

Outlook
Franchise Group is reaffirming its previously announced financial outlook for fiscal year 2022 of revenue of approximately $4.45 billion, Adjusted EBITDA of approximately $450 million and Non-GAAP EPS of approximately $5.00 per share. In formulating its outlook, the Company expects to reduce net debt to below $1.1 billion by the end of its fiscal year 2022. In calculating EPS, the Company is using approximately 41.0 million weighted average shares outstanding. Non-GAAP EPS is calculated by adding the tax effected impact of adjustments to EBITDA to net income on a per share basis. In calculating GAAP and Non-GAAP EPS, the Company is currently using an effective tax rate of approximately 27%.

The Company does not provide a quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA or Non-GAAP EPS to the most directly comparable GAAP financial measures because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information
Franchise Group will conduct a conference call on May 5th at 4:30 P.M. ET to discuss its business, review financial results for its fiscal 2022 first and discuss its outlook for the balance of fiscal year 2022. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (866) 374-5140. The passcode is 42926723#. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Badcock Home Furniture & more, Buddy’s Home Furnishings and Sylvan Learning. On a combined basis, Franchise Group currently operates over 3,000 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising and dealer agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(In thousands, except share count and per share data)	March 26, 2022	December 25, 2021
Assets	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$149,597	$292,714
Current receivables, net	110,368	118,698
Current securitized receivables, net	386,886	369,567
Inventories, net	779,279	673,170
Current assets held for sale	203,679	-
Other current assets	28,403	24,063
Total current assets	1,658,212	1,478,212
Property, plant, and equipment, net	237,056	449,886
Non-current receivables, net	11,156	11,755
Non-current securitized receivables, net	48,355	47,252
Goodwill	806,697	806,536
Intangible assets, net	125,222	127,951
Tradenames	222,687	222,687
Operating lease right-of-use assets	713,820	714,741
Investment in equity securities	11,626	35,249
Other non-current assets	18,578	18,902
Total assets	$3,853,409	$3,913,171
Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term obligations	$487,957	$486,170
Current operating lease liabilities	173,295	173,101
Accounts payable and accrued expenses	458,776	410,552
Other current liabilities	51,572	50,833
Total current liabilities	1,171,600	1,120,656
Long-term obligations, excluding current installments	1,286,972	1,383,725
Non-current operating lease liabilities	552,412	557,071
Other non-current liabilities	90,739	88,888
Total liabilities	3,101,723	3,150,340

Stockholders' equity:
Common stock, $0.01 par value per share, 180,000,000 shares authorized, 40,353,865 and 40,296,688 shares issued and outstanding at March 26, 2022 and December 25, 2021, respectively	404	403
Preferred stock, $0.01 par value per share, 20,000,000 shares authorized and 4,541,125 issued and outstanding at March 26, 2022 and December 25, 2021	45	45
Additional paid-in capital	480,628	475,396
Retained earnings	270,609	286,987
Total equity	751,686	762,831
Total liabilities and equity	$3,853,409	$3,913,171

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended
(In thousands, except share count and per share data)	March 26, 2022	March 27, 2021
	(Unaudited)	(Unaudited)
Revenues:
Product	$979,164	$583,816
Service and other	148,282	28,576
Rental	8,024	8,953
Total revenues	1,135,470	621,345
Operating expenses:
Cost of revenue:
Product	616,585	339,414
Service and other	8,663	405
Rental	2,861	3,005
Total cost of revenue	628,109	342,824
Selling, general, and administrative expenses	376,995	225,545
Total operating expenses	1,005,104	568,369
Income from operations	130,366	52,976
Other expense:
Bargain purchase gain	(67)	-
Other	(21,977)	(36,726)
Interest expense, net	(92,327)	(47,435)
Income (loss) from continuing operations before income taxes	15,995	(31,185)
Income tax expense (benefit)	3,678	(2,851)
Income (loss) from continuing operations	12,317	(28,334)
Income (loss) from discontinued operations, net of tax	-	42,147
Net income attributable to Franchise Group, Inc.	$12,317	$13,813

Income (loss) per share from continuing operations:
Basic	$0.25	$(0.76)
Diluted	0.25	(0.76)

Net income (loss) per share:
Basic	$0.25	$0.29
Diluted	0.25	0.29

Weighted-average shares outstanding:
Basic	40,307,412	40,110,084
Diluted	41,107,793	40,110,084

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Three Months Ended
(In thousands)	March 26, 2022	March 27, 2021
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$12,317	$13,813
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	15,103	710
Depreciation, amortization, and impairment charges	22,033	14,176
Amortization of deferred financing costs and prepayment penalties	71,679	67,699
Stock-based compensation expense	5,447	2,550
Change in fair value of investment	23,723	-
(Gain) on bargain purchases and sales of Company-owned stores	(2,206)	(623)
Other non-cash items	(2,227)	(62)
Changes in other assets and liabilities	(83,716)	(22,512)
Net cash provided by operating activities	62,153	75,751
Investing Activities
Purchases of property, plant, and equipment	(9,752)	(11,667)
Proceeds from sale of property, plant, and equipment	2,554	277
Acquisition of business, net of cash and restricted cash acquired	(3,930)	(463,753)
Issuance of operating loans to franchisees	-	(17,058)
Payments received on operating loans to franchisees	-	21,644
Net cash (used in) investing activities	(11,128)	(470,557)
Financing Activities
Dividends paid	(27,315)	(15,620)
Issuance of long-term debt and other obligations	124,358	1,306,724
Repayment of long-term debt and other obligations	(290,202)	(854,665)
Issuance of common stock	24	-
Issuance of preferred stock	-	79,541
Principal payments of finance lease obligations	(768)	-
Payment for debt issue costs and prepayment penalty on extinguishment	-	(87,490)
Other stock compensation transactions	(239)	(336)
Net cash provided by (used in) financing activities	(194,142)	428,154
Effect of exchange rate changes on cash, net	-	56
Net increase (decrease) in cash equivalents and restricted cash	(143,117)	33,404
Cash, cash equivalents and restricted cash at beginning of period	292,714	151,502
Cash, cash equivalents and restricted cash at end of period	$149,597	$184,906
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$274	$65
Cash paid for interest	21,424	39,730
Accrued capital expenditures	3,177	3,019
Tax receivable agreement included in other long-term liabilities	-	16,775

Non-GAAP Financial Measures and Key Metrics

Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of the Company’s operating businesses and in comparing its results from period to period because they exclude items that the Company does not believe are reflective of its core or ongoing operating results. These measures are used by management to evaluate the Company’s performance and make resource allocation decisions each period. These metrics are also used in the determination of executive management's compensation. Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgments and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP.

Management defines and calculates Non-GAAP Net Income and Non-GAAP EPS as net income (loss) and net income (loss) per diluted share from continuing operations adjusted for non-core or non-operational items related to executive severance and related costs, stock-based compensation, non-cash executive compensation expense, shareholder litigation costs, prepayment penalties on early debt repayment, non-cash amortization of debt issuance costs, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization, and amortization of acquired intangible assets. Although amortization of acquired intangible assets is excluded from these non-GAAP measures, it is important for investors to understand that such intangible assets support revenue generation. Management excludes amortization of intangible assets because these are non-cash amounts for which the amount and frequency are significantly impacted by the timing and size of our acquisitions, which vary from period to periods and across companies. The tax effect on the related non-GAAP adjustments was calculated based on an estimated annual non-GAAP effective tax rate of 27%.

Reconciliation of Adjusted EBITDA
Below are reconciliations of Net Income/(Loss) from continuing operations to Adjusted EBITDA for the three months ended March 26, 2022.

	For the Three Months Ended March 26, 2022
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Sylvan	Badcock	Corporate	Total
Net income (loss) from continuing operations	$2,564	$8,125	$(1,434)	$21,405	$166	$(2,859)	$(15,650)	$12,317
Add back:
Interest expense	808	4,731	7,568	6,398	719	72,030	73	92,327
Income tax expense (benefit)	693	4,165	5,078	7,550	60	993	(14,862)	3,678
Depreciation and amortization charges	757	6,129	2,559	6,863	1,856	3,870	-	22,033
Total Adjustments	2,258	15,025	15,205	20,811	2,635	76,893	(14,789)	118,038
EBITDA	4,822	23,150	13,771	42,216	2,801	74,034	(30,439)	130,355
Adjustments to EBITDA
Executive severance and related costs	-	(6)	-	-	-	102	-	96
Stock based compensation	70	875	294	-	9	-	5,377	6,626
Litigation costs and settlements	343	-	1,082	550	-	-	(1,745)	230
Corporate compliance costs	-	-	-	-	-	-	51	51
Store closures	-	120	238	-	-	-	575	933
Securitized receivables, net	-	-	-	-	-	(50,871)	-	(50,871)
Prepayment penalty on early debt repayment	-	-	-	-	-	-	-	-
Right-of-use asset impairment	-	-	375	-	-	-	-	375
Integration costs	-	44	105	-	18	297	-	464
Divestiture costs	-	-	-	(2,273)	-	1,936	-	(337)
Acquisition costs	-	38	14	-	-	546	29	626
Loss on investment in equity securities	-	-	-	-	-	-	23,723	23,723
Acquisition bargain purchase gain	-	-	-	-	-	67	-	67
Total Adjustments to EBITDA	413	1,071	2,108	(1,723)	27	(47,923)	28,010	(18,017)
Adjusted EBITDA	$5,235	$24,221	$15,879	$40,493	$2,828	$26,111	$(2,429)	$112,338

Reconciliation of Non-GAAP Net Income and EPS
Below are reconciliations of Net Income/(Loss) from continuing operations to Non-GAAP Net Income and Net Income/(Loss) from continuing operations per diluted share to Non-GAAP EPS for the three months ended March 26, 2022.

	For the Three Months Ended
($ In thousands except share count and per share data)	March 26, 2022

Net income (loss) from continuing operations / Net income (loss) from continuing operations per diluted share	$12,317	$0.30
Less: Preferred dividend declared	(2,128)	(0.05)
Adjusted Net Income available to Common Stockholder	10,189	0.25
Add back:
Executive severance and related costs	96	-
Stock based compensation	6,626	0.16
Litigation costs and settlements	230	0.01
Corporate compliance costs	51	-
Store closures	933	0.02
Securitized receivables, net	(50,871)	(1.24)
Prepayment penalty on early debt repayment	-	-
Right-of-use asset impairment	375	0.01
Integration costs	464	0.01
Divestiture costs	(337)	(0.01)
Acquisition costs	626	0.02
Loss on investment in equity securities	23,723	0.58
Acquisition bargain purchase gain	67	-
Adjustments to EBITDA	(18,017)	(0.44)
Non-cash amortization of debt issuance costs	6,379	0.15
Amortization of acquisition-related intangibles	4,086	0.10
Securitized Receivables Interest Expense	65,300	1.59
Tax impact	(14,887)	(0.36)
Impact of diluted share count assuming non-GAAP net income	-	-
Total Adjustments to Net income (loss) from continuing operations	42,860	1.04
Non-GAAP Net Income from continuing operations / Non-GAAP diluted EPS from continuing operations	$53,049	$1.29
Basic weighted average shares		40,307,412
Non-GAAP diluted weighted average shares outstanding		41,107,793

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, its outlook for fiscal 2022, the expected timing of the completion of the sale-leaseback of Badcock’s real estate portfolio and the use of proceeds therefrom. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 25, 2021, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161